Ex. 99.1
[LOGO]


For information contact:
Rick Wadsworth, MDSI Mobile Data Solutions Inc., 604 207 6300 or ir@mdsi.ca

                                                           FOR IMMEDIATE RELEASE

                                  NEWS RELEASE

       MDSI Signs Agreement to Unwind Connectria Acquisition through Share
                  Exchange with Former Connectria Shareholders

Richmond,  B.C. (June 28, 2002) - MDSI Mobile Data Solutions Inc. (NASDAQ: MDSI;
TSX: MMD), the leading provider of mobile workforce management solutions, has entered an Exchange Agreement to return ownership of Connectria to its former principal shareholders, Richard S. Waidmann and Eric Y. Miller. Connectria is MDSI's hosting and IT services subsidiary.

Pursuant to the Agreement, MDSI(R) will return to Mr. Waidmann and Mr. Miller all of the issued and outstanding common shares in Connectria in exchange for their 824,700 common shares in MDSI. MDSI will also cancel 103,088 of the 206,175 MDSI stock options issued to Mr. Waidmann and Mr. Miller at the time of MDSI's merger with Connectria. Waidmann and Miller's remaining stock options must be exercised within 30 days from the date the exchange transaction closes.

Also, Connectria will issue a warrant to MDSI allowing the Company to purchase up to 50,380 shares of Series A Nonvoting Preferred Stock in the capital of Connectria. The warrant will be exercisable by MDSI for a period of five years at a price of US$50 per share and satisfies Connectria's inter-company debt with MDSI. The Preferred Stock will have a face value of US$100 per share, will bear a dividend of five percent per annum and must be redeemed by Connectria in certain circumstances, such as a sale of all or substantially all of its assets, a change of control, or a capital infusion of US$10 million or greater.

According to Erik Dysthe, MDSI's President, CEO and Chairman, "MDSI is once again 100 percent focused on mobile workforce management, the business where we continue to be the undisputed global market leader and where our greatest opportunities lie. The Agreement is an important strategic milestone, and very good news for MDSI's customers, shareholders and employees; we are pleased to have delivered it within our promised time frame."

MDSI acquired Connectria through the issuance of shares and options in June 2000. Because the Company accounted for the acquisition as a pooling of interests under U.S. GAAP and had previously written off goodwill resulting from the acquisition under Canadian GAAP, MDSI does not expect a significant gain or loss as a result of this transaction. MDSI will account for its hosting and IT services business as a discontinued operation.

The Agreement is subject to the approval of the Toronto Stock Exchange. MDSI's and Connectria's shareholders are not required to approve the Agreement, and accordingly the transaction is expected to close in mid-July 2002. Further details of this transaction will be contained in the Material Change Report which will be filed with Canadian securities regulatory authorities and on SEDAR (www.sedar.com), as well as the Form 8-K which will be filed with the United States Securities and Exchange Commission (SEC) and available on the SEC's EDGAR database (www.sec.gov).

                                     -more-


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About MDSI
MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; TSE: MMD) is the leading provider of mobile workforce management solutions. MDSI's suite of applications improves customer service and relationships, and reduces operating costs by empowering service companies to optimally manage their field resources. MDSI also provides all of the professional services necessary to help customers implement, maintain and take full advantage of its solutions. For more information, please visit www.mdsi-advantex.com.

                                      ####

This Press Release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this Press Release include statements regarding MDSI's expectations as to the amount of any gain or loss resulting from the Connectria transaction. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as fluctuations in the market price of MDSI common shares and other risks and uncertainties detailed in MDSI's Annual Report on Form 10-K filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.